                                                                    EXHIBIT 10.3

                        BENEFIT CLAIMS PAYMENT AGREEMENT

     This Benefit Claims Payment Agreement, effective January 1, 2001, is by and between Fairfax, Inc., a Wyoming corporation ("Fairfax"), and United States Fire Insurance Company, a stock insurer ("Company").

                                  WITNESSETH:

     WHEREAS, Company is an indirect subsidiary of Fairfax; and

     WHEREAS, Fairfax has established a program of employee welfare benefits including, without limitation, one or more medical and dental plans for the benefit of the employees and designated retirees (collectively, "Employees") of participating employers in the plan ("Plan"); and

     WHEREAS, Company desires to participate in the Plan, effective January 1, 2001;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed as follows:

SECTION 1.  FUNDING.

     The parties acknowledge and agree that the costs associated with providing and administering the Plan shall be borne by the participating employers. Therefore, Company agrees that as a "participating employer" in the Plan, it shall fund one or more accounts designated by Fairfax ("Account") in such amounts as directed by Fairfax or Fairfax's designee ("Funding Requirements"). Funding Requirements shall equal the sum of: (i) amounts disbursed or determined to be necessary to cover disbursements by the Plan's service provider, Connecticut General Life Insurance Company ("Cigna"), or any subsequent service provider, for the payment of Plan benefits on behalf of or to Company's Employees, (ii) Company's proportionate share of Plan-related expenses including without limitation, Cigna's charges and applicable bank fees; and (iii) such other amounts as the parties may mutually agree. Costs and expenses shall be allocated in accordance with the provisions of New York Insurance Department Regulation 30. Company's obligations to fund the Account shall continue until such time as all Funding Requirements have been satisfied.

SECTION 2.  INDEMNITY.

     Fairfax agrees to indemnify and hold Company harmless from and against all costs, damages, judgments, attorneys' fees, expenses and liabilities of every kind and nature, which occur as the result of: (i) Fairfax's or Fairfax's designee's negligence or intentional wrongdoing with respect to administering the Account and (ii) any shortfall in the Account resulting from the failure of one or more participating employers, other than Company, to adequately fund its share of the account. Company shall not be required to exhaust other remedies prior to seeking indemnification under this Agreement.

     The provisions of this section shall survive any termination of this Agreement.

SECTION 3.  NO THIRD PARTIES.

     This Agreement is for the benefit of Fairfax and Company and not for any other person or entity.

SECTION 4.  INSPECTION AND AUDIT.

     Company shall have the right, upon reasonable notice to Fairfax, to conduct audits of all books and records relating to Company funds held in the Account. Company and Fairfax and their respective duly authorized representatives shall, at all reasonable times, each be permitted access to all relevant books and records of the other party pertaining to the services provided and charges allocated to or billed pursuant to the provisions of this Agreement.
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SECTION 5.  OTHER RIGHTS AND REMEDIES.

     Nothing herein shall be deemed to diminish or otherwise restrict Fairfax's right to indemnification under any state or federal statute or law, or any agreement entered into between Company and Fairfax or any affiliate of Fairfax.

SECTION 6.  ASSIGNMENTS.

     This Agreement may not be assigned by either party without the written consent of the other party, which shall not be unreasonably withheld.

SECTION 7.  REPORTS AND SETTLEMENTS.

     Any amount due as a Funding Requirement pursuant to Section 1 shall be paid by the Company on the date specified by Fairfax or its designee, which date shall in all events be no later than 15 days after the end of the month in which such amount first becomes due. Fairfax or its designee shall provide Company with a written statement of each such amount not less frequently than monthly.

SECTION 8.  OWNERSHIP OF RECORDS.

     All books, records and files established and maintained by Fairfax by reason of its performance under this Agreement, which, absent this Agreement, would have been held by Company, shall be the property of Company.

SECTION 9.  ARBITRATION OF DISPUTES.

     Any dispute or difference arising with reference to the applicable interpretation or effect of this Agreement, or any part thereof, shall be referred to a Board of Arbitration (the "Board") of two (2) arbitrators and an umpire.

     The members of the Board shall be U.S. citizens and shall be active or retired disinterested officers of insurance or reinsurance companies.

     One arbitrator shall be chosen by the party initiating the arbitration and designated in the letter requesting arbitration. The other party shall respond, within fifteen (15) days, advising of its arbitrator. The umpire shall thereafter be chosen by the two (2) arbitrators. In the event either party fails to designate its arbitrator as indicated above, the other party is hereby authorized and empowered to name the second arbitrator, and the party which failed to designate its arbitrator shall be deemed to have waived its right to designate an arbitrator and shall not be aggrieved thereby. The two (2) arbitrators shall then have thirty (30) days within which to choose an umpire. If they are unable to do so, the umpire shall be chosen by the manager of the American Arbitration Association who shall be a person meeting the qualifications set forth above.

     Each party shall submit its case to the Board within one (1) month from the date of the appointment of the umpire, but this period of time may be extended by unanimous written consent of the Board.

     The sittings of the Board shall take place in New York, New York, unless otherwise agreed in writing by the parties. The Board is released from all judicial formalities and may abstain from the strict rules of law. The written decision of a majority of the Board shall be rendered within sixty (60) days following the termination of the Board's hearings, unless the parties consent to an extension. Such majority decision of the Board shall be final and binding upon the parties both as to law and fact, and may not be appealed to any court of any jurisdiction. Judgment may be entered upon the final decision of the Board in any court of proper jurisdiction.

     Each party shall bear the fees and expenses of the arbitrator selected by or on its behalf, and the parties shall bear the fees and expenses of the umpire as determined by the Board.

SECTION 10.  DURATION OF THE AGREEMENT.

     This Agreement shall be for a term of one year commencing as of the effective date and shall renew automatically for an additional term of one year at each annual expiration unless either party shall provide to the other written notice of its intent not to renew this Agreement not later than sixty (60) days prior to the expiration of the term. In addition, this Agreement may be terminated immediately by mutual consent of the parties or by either party hereto giving sixty (60) days prior written notice to the other party.

SECTION 11.  ACCESS TO RECORDS BY REGULATORS.

     The New York Superintendent of Insurance or his representatives, shall, at all reasonable times, be permitted access to all relevant books and records of the Company.

SECTION 12.  CHOICE OF LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of laws thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate.

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

FAIRFAX, INC.                                      UNITED STATES FIRE INSURANCE COMPANY
By:      /s/                                       By:      /s/
    ----------------------------------------       ----------------------------------------
Title:   Secretary                                 Title:   Senior Vice President
---------------------------------------            ---------------------------------------
Date:   May 22, 2001                               Date:   May 21, 2001
--------------------------------------             --------------------------------------
                                                   By:      /s/ VALERIE J. GASPARIK
                                                   ----------------------------------------
                                                   Title:   Vice President and Secretary
                                                   ---------------------------------------
                                                   Date:   May 20, 2001
                                                   --------------------------------------
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